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                                                                    Exhibit 24.2


                             SECRETARY'S CERTIFICATE





      I, Margaret A. Epperson, certify that I am the duly elected, qualified and acting Secretary of Cooker Restaurant Corporation, an Ohio Corporation (the "Corporation"), that I am authorized and empowered to execute this Certificate on behalf of the Corporation with respect to the Annual Report on Form 10-K and further certify that the following is a true, complete and correct copy of a resolution adopted by the Board of Directors of the Corporation on January 29, 1996, which resolution has not been amended, modified or rescinded:

      RESOLVED, that each officer and director who may be required to execute an annual report on Form 10-K or any amendment or supplement thereto (whether on behalf of the Corporation or as an officer or director thereof or otherwise) be, and each of them hereby is, authorized to execute a power of attorney appointing G. Arthur Seelbinder and Phillip L. Pritchard and each of them severally, his true and lawful attorneys and agents to execute in his name, place and stead (in any such capacity) said Form 10-K and all instruments or reports necessary or in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other, to have full power and authority to do and to perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act which is necessary or advisable to be done as fully, and to all intents and purposes, as any such officer or director might or could do in person; and further



      IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of March, 1996.



                                                /s/ Margaret A. Epperson
                                                -------------------------------
                                                Margaret A. Epperson, Secretary